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                                                                   EXHIBIT 99.1

                                                                 [SENSIENT LOGO]
                              [SENSIENT LETTERHEAD]

   NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:  Steve Cordier
          (414) 347-3868


                SENSIENT TECHNOLOGIES ISSUES $150 MILLION OF DEBT

         MILWAUKEE, December 4, 2001 - Sensient Technologies Corporation (NYSE:
SXT) today announced that it has issued notes totaling approximately $150 million, through a private placement of debt. The offering consists of $30 million of U.S. dollar-denominated notes with a coupon rate of 5.85% and 134 million Euro-denominated notes with a coupon rate of 5.63%. The notes mature on November 29, 2006. Proceeds of the offering will be used to refinance existing debt.

         The notes have not been registered under the Securities Act of 1933 or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.


      This release contains forward-looking statements that reflect management's current assumptions and estimates of future economic circumstances, industry conditions, company performance and financial results. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for such forward-looking statements. A variety of factors, including general economic conditions affecting the company's worldwide business, could cause the company's actual results and experience to differ materially from the anticipated results. The forward-looking statements in this press release speak only as to the date of this release. Sensient Technologies expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations upon which such statements are based.



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SENSIENT TECHNOLOGIES CORPORATION                                         PAGE 2
SENSIENT ISSUES $150 MILLION OF DEBT
DECEMBER 4, 2001


                           ABOUT SENSIENT TECHNOLOGIES

         Sensient Technologies Corporation is a leading global supplier of colors, flavors and fragrances. Using sophisticated technologies at facilities around the world, the Company develops unique formulations and ingredients that bring life to its customers' products. Sensient manufactures a full range of ink-jet inks, cosmetic and pharmaceutical additives, as well as colors and flavors for many of the world's best-known brands. The Company is headquartered in Milwaukee, Wisconsin.


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